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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): September 13, 1999

                               FREEDOM SURF, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                      000-28749                 88-0446457
           ------                      ---------                 ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

        17011 Beach Blvd., Suite 710, Huntington Beach, California 92648

         (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number including area code: (714) 843-6633.



                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

         Freedom Surf, Inc., a Nevada Corporation (the "Company") previously reported that on or about December 10, 1999 the Company had purchased certain assets valued at $5,180,000 by issuing 969,000 common shares and assuming a long term liability in the amount of $335,000. The Company subsequently reported that on October 19, 2000 it sold these assets, consisting of manufacturing equipment (the "Equipment"), to Ronbridge Investments, Ltd., a Hong Kong corporation ("Ronbridge"). The sale price was $4,750,000. The Company previously reported that Ronbridge made a cash down payment of $750,000 and agreed to pay the balance of $4,000,000 on or before March 18, 2002 with interest payable quarterly at the rate of 6 percent (6%) per annum. The Company also reported that that Ronbridge assumed the Company's outstanding debt of $335,000 on its purchase of the Equipment.

         The purpose of this amendment is to amend, expand and update the previous disclosures as follows:

         (i) At the time of the sale to Ronbridge, it could be deemed to be an affiliate of the Company in that Ronbridge's controlling shareholder was related to Raece Richardson, who is a major shareholder and a prior officer and director of the Company. It is the Company's understanding that Ronbridge did not and does not now have sufficient resources to pay the amount due to the Company. The Company understands that Ronbridge's intent is to resell the Equipment and use the proceeds to pay the amount it owes the Company on this transaction. The $750,000 payment to the Company on this transaction was received by the Company on August 30, 2000 and the Company understands this was paid by an individual who was assisting Ronbridge on this transaction.

         (ii) On the acquisition of the Equipment, the Company negotiated the transaction with the owner of the Equipment who was STS de Costa Rica, SA (the "Seller"), a Costa Rican entity. At the time of the Company's purchase, the Equipment was being warehoused by the Seller in Costa Rica. Based on advice from the Company's outside consultants, the acquisition transaction was structured so that Pacific Standard Financial Group, Inc. ("Pacific") acquired the Equipment from the Seller and resold it to the Company.

         (iii) An officer and director of the Company previously worked for the Seller, was familiar with the Equipment; and, based on his knowledge of the Equipment, believes the Equipment to have a value equal or greater to the purchase price paid by the Company. However, the Company did not obtain a report from a licensed independent appraiser as to the valuation of the Equipment. (iv) In accordance with the Company's agreement with Pacific, the Company agreed to purchase the Equipment from Pacific for a promissory note (the "Note") in the original principal amount of $335,000 and $4,845,000 of the Company's common stock with a value of $5.00 per share or 969,000 shares (the "Shares") of the Company's common stock. The Note was originally due and payable in June 2000.

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         (v)      It is the Company's understanding that Pacific purchased the
                  Equipment from the Seller for the same consideration that the Company agreed to pay Pacific except as follows: the promissory note issued by Pacific to the Seller was in the original principal amount of $300,000. Further, it is the Company's understanding that Pacific transferred the Shares to the Seller as part of its agreement with the Seller to purchase the Equipment.

         (vi) At the time of this acquisition, the Equipment was being stored at a location in Costa Rica by the Seller. After this transaction, the Company did not take possession of the Equipment and it remained in storage under the control of the Seller. As a part of the agreement, the Company was required to pay storage fees but it has not done so. At the time of the transaction, the Company planned to move the Equipment to a location in Mexico and use it in the Company's proposed manufacturing operations. Since that time, the Company decided to not manufacture wetsuits through its own operations but to contract with outside parties for the manufacture of its wetsuits. Accordingly, after this transaction, the Company decided it did not have further use for the Equipment and, for this reason, decided to sell it to Ronbridge.

         (vii) The Company has not made the required payment to Pacific of $335,000 and Pacific has not made the required payment to the Seller of $300,000. The Company does not have the resources at the present time to make this payment. On November 16, 2000, the Company received a notice ("Notice") from the Seller of the Equipment declaring a default in the purchase of the Equipment on account of the nonpayment of the $300,000 due the Seller. The Notice states that the Seller is terminating the agreement. Based on this, the Company will seek to recover from the Seller the 969,000 common shares it paid for the Equipment. The Company believes it can be successful in recovering these shares of common stock but there is no assurance that the Company will be successful in doing so. Based on this Notice, it appears the Company is unable to deliver the Equipment to Ronbridge. The Company has notified Ronbridge that it is unable to deliver the Equipment and has notified Ronbridge that it is unable to refund the $750,000 previously paid to the Company on behalf of Ronbridge. The Company is negotiating a settlement of this matter with Ronbridge on terms that will involve the issuance of shares of the Company's common stock to Ronbridge in lieu of returning the $750,000 paid on behalf of Ronbridge. The Company believes it can be successful in negotiating a settlement of this transaction based on the issuance of common stock but there can be no assurance the Company will be successful in this.

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Item 5.  Other Events.

         By letter dated November 17, 2000 the Company received notification from the Securities and Exchange Commission (the "Commission") that the Commission had commenced an informal inquiry into various matters involving the Company including the transactions described herein. The Company is cooperating with the Commission and is taking action to resolve this inquiry as soon as possible.

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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             FREEDOM SURF, INC.
                                             a Nevada corporation




Date: November 30, 2000                       By:    /s/ Rick Songer
                                                     ---------------
                                              Name:  Rick Songer
                                              Title: Chief Executive Officer


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